                                                                      EXHIBIT 24
                               POWER OF ATTORNEY

     Each of the undersigned officers and directors of Howmet International Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints David L. Squier, John C. Ritter, and Roland A. Paul, and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the registration of the Company's securities to be issued under the Corporation's 1997 Stock Awards Plan, and any and all amendments (including post-effective amendments) and exhibits to the Registration Statement, and any and all applications and other documents relating thereto, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

            NAME                            TITLE                       DATE
            ----                            -----                       ----

/s/ James R. Wilson           Chairman of the Board and Director  December 15, 1997
----------------------------
James R. Wilson

/s/ David L. Squier           Director, President and Chief       December 15, 1997
----------------------------  Executive Officer
David L. Squier               (Principal Executive Officer)

/s/ William E. Conway, Jr.    Director                            December 15, 1997
----------------------------
William E. Conway, Jr.

/s/ Richard L. Corbin         Director                            December 15, 1997
----------------------------
Richard L. Corbin

/s/ Edsel D. Dunford          Director                            December 15, 1997
----------------------------
Edsel D. Dunford

/s/ James R. Mellor           Director                            December 15, 1997
----------------------------
James R. Mellor

/s/ D. Larry Moore            Director                            December 15, 1997
----------------------------
D. Larry Moore

/s/ James D. Woods            Director                            December 15, 1997
----------------------------
James D. Woods

/s/ John C. Ritter            Senior Vice President and Chief     December 15, 1997
----------------------------  Financial Officer
John C. Ritter                (Principal Financial Officer)


/s/ George T. Milano          Corporate Controller                December 15, 1997
----------------------------  (Principal Accounting Officer)
George T. Milano

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